UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2011
CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)
(919) 645-6400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 14, 2011, Capital Bank Corporation (the “Company”), Capital Bank, a wholly-owned subsidiary of the Company (the “Bank”), and North American Financial Holdings, Inc. (“NAFH”) entered into an amendment (the “First Amendment”) to the investment agreement dated November 3, 2010, among the Company, the Bank, and NAFH (the “Agreement”), pursuant to which, among other things, NAFH has agreed to purchase, subject to certain conditions, shares of common stock, no par value, of the Company (the “Transaction”). Further information on the Transaction and the Agreement can be found in the Company’s previous Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2010 and the company’s proxy statement filed with the SEC on November 19, 2010.
The First Amendment provides for an amendment to the Capital Bank Defined Benefit Supplemental Executive Retirement Plan (the “SERP”) prior to the closing of the Transaction (the “Closing”) to waive, with respect to unvested amounts only, any “change in control” provision and corresponding entitlement to change in control benefits that would otherwise be triggered by the Transaction or any subsequent transaction or series of transactions that result in an affiliate of NAFH holding the Company’s outstanding voting securities or total voting power. The First Amendment also provides that the SERP will either be replaced or amended, with respect to unvested amounts only, with a substantially identical benefit plan, subject to the limitation described in the prior sentence, to be effective immediately following the Closing.
In addition, the First Amendment eliminates certain restrictions on the condition related to the repurchase or redemption of shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred”) and warrant to purchase shares of common stock issued to the United States Department of the Treasury (“Treasury”) in connection with the Company’s participation in the Capital Purchase Program of the Treasury’s Troubled Asset Relief Program (the “TARP Repurchase”).
The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2011, the Company and the Bank entered into amendments to the employment agreements with each of B. Grant Yarber, President and Chief Executive Officer of the Company and the Bank, Michael R. Moore, Executive Vice President and Chief Financial Officer of the Company and the Bank, David C. Morgan, Executive Vice President and Chief Banking Officer of the Company and the Bank, and Mark Redmond, Executive Vice President and Chief Credit Officer of the Company and the Bank (collectively, the “Officers”). These amendments primarily clarify the roles of each Officer after the Closing, change the term of each employment agreement, and limit the circumstances under which the Officers are entitled to compensation related to a change in control.
The amendments provide that following the Closing, Mr. Yarber will serve as Market President for North Carolina of the Bank, and Messrs. Moore, Morgan, and Redmond will each serve as an Executive Vice President of the Bank. The amendments also change the term of each Officer’s employment agreement to end on November 3, 2011, after which each Officer will become an at-will employee eligible to receive separation benefits under any severance plan or policy applicable to similarly situated senior executives of the Bank. Prior to the amendments, the employment agreements of Messrs. Moore, Morgan, and Redmond had one-year terms that automatically renewed for additional one-year periods unless notice of non-renewal was provided 30 days before January 31, January 25, or September 17, respectively, during any renewal period. Mr. Yarber’s employment agreement previously did not have a fixed term.

The amendments also provide that the changes in the Officers’ positions following the Closing will not constitute “Good Reason” under the Officers’ employment agreements that would entitle each Officer to terminate his employment and receive payments and benefits under such Officer’s employment agreement. The Officers’ employment agreements also have been amended such that each Officer is only entitled to receive severance payments under certain circumstances in connection with a “Change in Control” after the occurrence of a Change in Control and during the then remaining term of such Officer’s employment agreement. The Officers previously were entitled to receive severance payments under certain circumstances in connection with a Change in Control for a period beginning 90 days before the occurrence of a Change in Control and for three years thereafter. The amendments also clarify that an event or transaction will not constitute a Change in Control if the holders of 50% or more of the equity interests of the “Parent” immediately prior to such event or transaction own, directly or indirectly, 50% or more of the equity interests of the Company or its successor immediately following such event or transaction. The amendments define “Parent” as the ultimate person or group (each as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that together with their affiliates, directly or indirectly, owns or controls, by share ownership, contract or otherwise, a majority of the equity interests of the Company and the Bank.
Lastly, the amendments remove the car allowance previously provided by the employment agreements of Messrs. Morgan, and Redmond.
The foregoing description of the terms of the amendments to the employment agreements of Messrs. Yarber, Moore, Morgan, and Redmond is qualified in its entirety by reference to the full text of each of the amendments, which are attached to this Current Report on Form 8-K as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and incorporated herein by reference.

Item 8.01	Other Events.
On January 13, 2011, the Federal Reserve Bank of Atlanta, acting pursuant to delegated authority for the Board of Governors of the Federal Reserve System, approved the application by NAFH to acquire the Company, and thereby acquire the Bank. The transaction is expected to close by the end of January 2011.
On January 13, 2011, the Company’s Board of Directors set January 27, 2011 as the record date for both the distribution of the CVRs and the subscription rights to be distributed in connection with the rights offering to legacy shareholders pursuant to the Agreement with NAFH.
Cautionary Statement
The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward-looking Statements
Information in this Current Report on Form 8-K contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the occurrence of events that would have a material adverse effect on the Company as described in the Agreement, the risk that the Agreement could be terminated under circumstances that would require the Company to pay a termination fee of $5 million, and other uncertainties arising in connection with the Transaction. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1	First Amendment to Investment Agreement, dated January 14, 2011, among Capital Bank Corporation, Capital Bank and North American Financial Holdings, Inc.

Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and B. Grant Yarber

Exhibit 10.3	Amendment to Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and Michael R. Moore

Exhibit 10.4	Amendment to Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and David C. Morgan

Exhibit 10.5	Amendment to Amended and Restated Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and Mark Redmond

Exhibit 99.1	Press release dated January 14, 2011

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2011	CAPITAL BANK CORPORATION
	By:	/s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	First Amendment to Investment Agreement, dated January 14, 2011, among Capital Bank Corporation, Capital Bank and North American Financial Holdings, Inc.

Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and B. Grant Yarber

Exhibit 10.3	Amendment to Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and Michael R. Moore

Exhibit 10.4	Amendment to Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and David C. Morgan

Exhibit 10.5	Amendment to Amended and Restated Employment Agreement, dated January 14, 2011, among Capital Bank, Capital Bank Corporation, and Mark Redmond

Exhibit 99.1	Press release dated January 14, 2011